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                                                                    Exhibit 23.3
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-8 of our report dated March 10, 2000 on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 1999, and for the one year period ended December 31, 1999, which report is included in the Segue Software, Inc. Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ Grant Thornton LLP


Boston, Massachusetts
June 23, 2000

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